SGI REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL 2012

FREMONT, Calif., May 9, 2012 - Silicon Graphics International Corp. (NASDAQ:SGI), the trusted leader in technical computing, today announced financial results for its third quarter of fiscal 2012.

Financial Summary for Q3 FY12

◦	Revenue for the quarter was a record $199.4 million, up 39% Y/Y

◦	Gross margin was 25.8%, down 236 bps Y/Y

◦	EPS was ($0.04) compared to ($0.05) Y/Y; Non-GAAP EPS was $0.11, up $0.04 Y/Y

◦	Updating FY 2012 guidance

“Since joining SGI, I have been working with management and the Board conducting a thorough review of the company's business and operations,” said SGI's CEO, Jorge Titinger. “It is clear to me that SGI is in the right markets with the right products.”

“In the coming months, we will finalize SGI's long-term strategic plan with the goal of driving profitable growth. While we will continue to invest in technology innovation and differentiation, we will also seek ways to streamline our operations and add more rigor to our processes,” concluded Titinger.

Business summary for Q3 FY12 including recent events

◦
Customer successes in the third fiscal quarter include COSMOS & Miracle Consortia (UK), Sikorsky, Total S.A. (France), The Australian National University, National Institute of Genetics (Japan), and we added 81 new customers in the quarter

◦	Introduced SGI NAS - Modular Open Storage, scalable, performance, full-featured NAS with no limitations

◦	SGI named 2012 Computerworld Honors Laureate by International Data Group (IDG)

◦	Received CRN's 2012 5-Star Partner Rating Designation

◦	Named Robert J. Nikl as SGI's executive vice president and chief financial officer effective on May 15, 2012

SGI's channel sales (not including system integrators) contributed 13% and direct sales were 87%. Domestic business was 60%, while international contributed 40%. Products were 75% of revenue and services contributed 25%. Public sector and Cloud were the strongest vertical markets in the third quarter.

Summary of Results

	Q3 FY12	Q2 FY12	Q3 FY11
Revenue (million)	$199.4	$195.2	$143.7
Gross Margin	25.8%	26.7%	28.2%
GAAP EPS (Loss)	$(0.04)	$(0.07)	$(0.05)
Non-GAAP EPS	$0.11	$0.04	$0.07

SGI ended Q3 FY12 with $93.2 million in cash (including cash equivalents and restricted cash), down from $95.1 million last quarter. We have $15 million of borrowing from current credit facility.

Updated Fiscal Year 2012 Guidance

SGI is updating its previously released revenue and gross margin guidance for fiscal 2012 due to the following factors:

◦	A large deal originally anticipated to revenue in Q4 FY12 slipped to Q1 FY13

◦	Product transition and new products to be available late Q4 FY12, resulting in delay in demand from customers as they wait availability of the new products

◦	A number of large deals with low gross margin expected to revenue in Q4 FY12

Guidance Metric	Q4 FY12 Guidance	Updated FY12 Guidance
Revenue	$177 million to $197 million	$750 million to $770 million
Gross Margin	19% to 21%	25% to 26%
EPS	($0.71) to ($0.56)	($0.90) to ($0.75)
Non-GAAP EPS	($0.52) to ($0.37)	($0.30) to ($0.15)

Note: Q4 FY12 non-GAAP EPS guidance excludes earnings per share impacts from share-based compensation and amortization of intangibles are anticipated to be approximately $0.10. In addition, SGI anticipates earnings per share impact from restructuring charges of approximately $0.10 in Q4 FY12.

Beginning in Q1 FY13, SGI will issue quarterly guidance rather than annual guidance.

Conference Call Information

In conjunction with this earnings press release, SGI has posted an earnings presentation which incorporates commentary from James Wheat, SGI's CFO, to the Investor Relations section of its website at investors.sgi.com.

The public is invited to listen to the earnings conference call at 2:00 p.m. PT (5:00 p.m. ET) by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of SGI's website at investors.sgi.com.
A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 70934855.

About SGI

SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

The statements made in this press release regarding projected financial results, financial objectives, and strategic plans, including SGI's Q4 and FY12 financial guidance and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	Changes in demand for SGI's products;

•	Economic conditions impacting the purchasing decisions of SGI's customers;

•	The highly competitive market in which SGI operates that may cause pricing pressure on SGI's solutions;

•	Customer concentration risks;

•	SGI's international operations;

•	Market acceptance of new products;

•	Lengthy acceptance cycles of products by certain customers;

•	Liquidity pressures due to lengthy cash collection cycles on product sales to certain customers;

•	Changes in mix of products sold due to differences in profitability among products;

•	SGI's inability to control the supply, timing of delivery and pricing of essential product components;

•	Substantial sales to U.S. government entities which is subject to the government's budgetary constraints; and

•	Significant excess or obsolete inventory that SGI may be required to write off in the future.

In addition, SGI's actual revenue, gross margin, earnings per share and other projections on a

GAAP and non-GAAP basis for the fiscal quarter and fiscal year ending June 29, 2012 could differ materially from the targets stated under “Updated Fiscal Year 2012 Guidance” above for a number of reasons, including, but not limited to (i) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management to increase or decrease an income tax asset or liability, (ii) a determination by SGI that any portion of its goodwill or intangible assets have become impaired, (iii) changes in the anticipated amount of employee stock-based compensation expense recognized on SGI's financial statements, (iv) increases or decreases to estimated capital expenditures, (v) changes driven by new accounting rules, regulations, interpretations or guidance, (vi) changes in the anticipated amounts and timing of restructuring charges to be incurred and cost savings expected to be realized from our restructuring actions in Europe, (vii) expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions and financing transactions, (viii) charges or gains resulting from litigation or dispute settlement, (ix) general economic conditions, and (x) other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described in SGI's Annual Report on Form 10-K under the caption "Risk Factors" filed with the SEC on August 29, 2011, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. All statements made in this press release are made only as of the date set forth at the beginning of this release May 9, 2012. SGI undertakes no obligation to update the information in this release, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI's management to evaluate the company's operating performance and to conduct its business operations. In evaluating SGI's performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): non-GAAP net income and non-GAAP basic and diluted net income per share. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in SGI's SEC filings.

Contact Information:

Ben Liao
SGI Investor Relations
+1-510-933-8430
bliao@sgi.com

© 2012 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended
	March 30,	December 30,	March 25,
	2012	2011	2011

Revenue	$199,390	$195,214	$143,664
Cost of revenue	147,880	143,031	103,162

Gross profit	51,510	52,183	40,502

Operating expenses:
Research and development	14,982	16,255	13,305
Sales and marketing	21,824	23,100	16,607
General and administrative	16,176	14,799	12,428
Restructuring	19	(23)	915
Acquisition-related	-	-	1,094
Total operating expenses	53,001	54,131	44,349

Loss from operations	(1,491)	(1,948)	(3,847)

Total other income (expense), net
Interest income (expense), net	(126)	74	10
Other income (expense), net	913	(285)	2,880
Total other income (expense), net	787	(211)	2,890
Loss before income taxes	(704)	(2,159)	(957)
Income tax provision	458	97	715
Net loss	(1,162)	(2,256)	(1,672)

Basic and diluted net loss per share	$(0.04)	$(0.07)	$(0.05)

Shares used in computing basic and diluted net loss per share	31,783	31,604	30,577

Share-based compensation by category is as follows:

Cost of revenue	$368	$385	$188
Research and development	526	507	82
Sales and marketing	458	439	262
General and administrative	2,264	909	963
Total	$3,616	$2,240	$1,495

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30,	December 30,	June 24,
	2012	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$88,872	$92,174	$139,868
Current portion of restricted cash and cash equivalents	1,247	863	948
Accounts receivable, net	138,179	120,711	108,675
Inventories	107,517	117,640	80,965
Deferred cost of revenue	51,651	54,948	59,306
Prepaid expenses and other current assets	21,236	18,258	17,937
Total current assets	408,702	404,594	407,699
Non-current portion of restricted cash and cash equivalents	3,032	2,071	2,390
Property and equipment, net	28,713	29,516	29,573
Intangible assets, net	9,675	10,993	13,289
Non-current portion of deferred cost of revenue	24,190	31,384	45,219
Other assets	41,205	41,304	39,839
Total assets	$515,517	$519,862	$538,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Credit facility	$15,199	-	-
Accounts payable	65,407	85,300	71,299
Accrued compensation	24,995	25,054	29,477
Current portion of deferred revenue	123,822	122,832	132,986
Other current liabilities	41,436	40,851	39,967
Total current liabilities	270,859	274,037	273,729
Non-current portion of deferred revenue	73,811	77,470	93,146
Long-term income taxes payable	22,567	21,724	24,104
Retirement benefit obligations	9,965	10,101	15,569
Other non-current liabilities	10,239	10,844	8,175
Total liabilities	387,441	394,176	414,723

Stockholders’ equity	128,076	125,686	123,286
Total liabilities and stockholders’ equity	$515,517	$519,862	$538,009

SILICON GRAPHICS INTERNATIONAL CORP.
Q3 FISCAL 2012 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

		Three months ended
		March 30, 2012	December 30, 2011	March 25, 2011
GAAP Net Loss		(1,162)	(2,256)	(1,672)

Share-based Compensation	(1)	3,616	2,240	1,495
Amortization of Intangibles	(1)	1,206	1,269	1,398
Restructuring Charges	(2)	-	-	915
Transaction Related	(2)	-	-	1,094
Revenue Recognition Related	(2)	-	-	(612)
Other	(3)	-	-	(341)
Non-GAAP Net Income (Loss)		3,660	1,253	2,277

Weighted average shares used in computing:
Basic net income/(loss) per share		31,783	31,604	30,577
Dilutive net income/(loss) per share		32,504	32,674	32,074

GAAP Basic and diluted net loss per share		(0.04)	(0.07)	0.05

Non-GAAP Basic net income/(loss) per share		0.12	0.04	0.07
Non-GAAP Dilutive net income/(loss) per share		0.11	0.04	0.07

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.

(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

Restructuring Charges - Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

Transaction-Related Costs - The Company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms.

Revenue Recognition Related - The Company added back gross margin impacts from revenue arrangements deferred under Software Revenue Recognition rules (ASC 985-605) and fair value allocation rules (ASC 605-25) in fiscal year 2011. These add backs are no longer presented for fiscal year 2012.

(3) Adjustments to exclude certain non-cash expenses and/or certain items which are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items such as: (i) realized gains/losses on the Company's auction rate securities, (ii) other-than-temporary impairment of an equity investment, (iii) litigation or dispute settlement charges or gains, (iv) inventory step-up from acquisitions, and (v) incremental excess and obsolete long-term service inventory charges.